Exhibit 23

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 21, 2004, accompanying the financial statements included in the PepsiAmericas, Inc. Hourly 401(k) Plan's Form 11-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of PepsiAmericas, Inc. on Forms S-8 (file No. 333-79095 and 333-64292).

/s/ OSTROW REISIN BERK & ABRAMS, LTD.

Chicago, Illinois June 28, 2004